Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

RADISYS CORPORATION

ARTICLE I

SHAREHOLDERS MEETINGS AND VOTING

1.1    ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Tuesday in May of each year at 10:00 a.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting on the stated date shall not affect the validity of any corporate action.

1.2    SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the Board of Directors and shall be called by the Chairman of the Board upon the written demand of the holders of not less than one tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated and delivered to the Secretary.

1.3    PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

1.4    NOTICE OF MEETINGS. Written or printed notice stating the date, time and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, not earlier than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder's address shown in the Corporation's record of shareholders. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission.

1.5    WAIVER OF NOTICE. A shareholder may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.6    FIXING OF RECORD DATE. The Board of Directors may fix a future date, or a later time on the date the board fixes the record date, as the record date to determine the share holders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be earlier than 70 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or otherwise transmitted to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

1.7    SHAREHOLDERS LIST FOR MEETING. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

1.8    QUORUM; ADJOURNMENT.

(1)    Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(2)    A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

(3)    Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.9    VOTING REQUIREMENTS; ACTION WITHOUT MEETING.

(1)    If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(2)    Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records.

Shareholder action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

1.10    PROXIES. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of proxy must be in writing or evidenced by an electronic transmission to the extent permitted by law and filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission authorized pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

1.11    MEETING BY TELEPHONE CONFERENCE. Shareholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communications by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

1.12    PROPER BUSINESS FOR SHAREHOLDERS' MEETING

(1)    Notice of Business to Be Brought Before an Annual Meeting

              (a)     Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may only be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice and proxy materials for such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of record of the Corporation at the time of the giving of the notice required in Section 1.12(1)(b) who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.12. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act) at an annual meeting of shareholders.

            (b)    For nominations of directors or other business to be properly brought before an annual meeting by a shareholder of record pursuant to clause (iii) of Section 1.12(1)(a), (i) the shareholder of record must have given timely and complete notice thereof in writing to the Secretary of the Corporation, (ii) the shareholder of record must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 1.12, (iii) any such business must be a proper matter for shareholder action under Oregon law and (iv) the shareholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 1.12(1)(c)(iii)(D)). To be timely, a notice of nominations of directors or other business to be brought before an annual meeting by a shareholder of record must be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year's annual meeting of shareholders; provided, however, that, subject to the last sentence of this Section 1.12(1)(b), if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (x) the 90th day before such annual meeting or (y) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a shareholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a shareholder of record required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a notice by a shareholder of record.

            (c)     To be proper, such notice by a shareholder of record shall set forth:

            (i)     If such notice pertains to the nomination of directors, as to each person whom the shareholder of record proposes to nominate for election or reelection as a director: (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) such person's written consent to serve as a director if elected; (C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder of record and beneficial owner or owners, if any, or other person on whose behalf the nomination is made, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation or agreement as may be required by the Corporation pursuant to Section 1.12 of Article I of these Bylaws. For purposes of these Bylaws, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.
                (ii)     As to any business that the shareholder of record proposes to bring before the meeting: a brief description of such business, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such shareholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such shareholder of record.
            (iii)     As to (1) the shareholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a "party"):
(A)     the name and address of each such party;
(B)     (1) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 1.12(1)(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party's immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);
(C)     any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and
(D)     a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the shareholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the shareholder of record (such statement, a "Solicitation Statement").
                (iv)     A shareholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
        (d)     A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a shareholder of record in accordance with Section 1.12(1)(a)(iii); or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The Chairman of the Board, or the President in the absence of the Chairman of the Board, shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.
(2)     Notice of Business to Be Brought Before a Special Meeting
              (a)     Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting (i) pursuant to the Corporation’s notice and proxy materials for such meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder of record of the Corporation at the time of the giving of the notice required in Section 1.12(2)(b) who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section 1.12 and who made a demand for a meeting pursuant to which such meeting is to be held in accordance with the procedures set forth in this section 1.12 and Section 1.2. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act) at a special meeting of shareholders.

            (b)    Notice Requirements

            (i)     If a special meeting of shareholders has been called for the purpose of the election of directors, nominations of persons for election to the Board of Directors may be made at such special meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of record who, at the time of giving of notice provided for in this paragraph, is entitled to vote at the meeting, has complied with the notice procedures by delivering a written notice to the Secretary setting forth the information set forth in Section 1.12(1)(c)(i) and 1.12(1)(c)(iii) and who provides to the Secretary of the Corporation any updates as supplements to such notice at the times and in the forms specified in Section 1.12(1)(c)(iv). Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders only if such shareholder of record's notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation (x) if given by the shareholder (or any of the shareholders) who or that made a demand for a meeting pursuant to which such meeting is to be held, concurrently with the delivery of such demand, and (y) in any event, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement by the Corporation of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a shareholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a shareholder of record required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors is first made by the Corporation. In no event shall an adjournment or postponement of a special meeting for which notice has been given commence a new time period for the giving of a notice by a shareholder of record.

                (ii)     For business (other than nominations by shareholders for election to the Board of Directors) to be properly brought before a special meeting by a shareholder of record pursuant to clause (iii) of Section 1.12(2)(a), (A) the shareholder of record must have given timely and complete notice thereof in writing to the Secretary of the Corporation setting forth the information set forth in Section 1.12(1)(c)(ii) and 1.12(1)(c)(iii), (B) the shareholder of record must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in Section 1.12(1)(c)(iv), (C) any such business must be a proper matter for shareholder action under Oregon law and (D) the shareholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 1.12(1)(c)(iii)(D)). To be timely, a notice of business (other than shareholder nominations) to be brought before an special meeting by a shareholder of record must be received by the Secretary at the principal executive offices of the Corporation concurrently with the delivery of a demand for a meeting pursuant to which such meeting is to be held not earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the 90th day before such meeting. In no event shall an adjournment or postponement of a special meeting for which notice has been given commence a new time period for the giving of a notice by a shareholder of record.

        (c)     A person shall not be eligible for election or re-election as a director at a special meeting unless (i) the person is nominated by a shareholder of record in accordance with Section 1.12(2)(b)(i)(B); or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The Chairman of the Board, or the President in the absence of the Chairman of the Board, shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.
(3)     For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
    (4)     Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

2.1    DUTIES OF BOARD OF DIRECTORS. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

2.2    NUMBER, TERM AND QUALIFICATION. The number of directors of the Corporation shall be at least three and no more than eleven. Within this range, at the time of adoption of these Restated Bylaws the number of directors shall be six, and the number of directors shall otherwise be determined from time to time by the Board of Directors. The term of a director shall expire at the next annual meeting of shareholders after his or her election. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased.
Directors need not be residents of the State of Oregon or shareholders of the Corporation.

2.3    REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without notice other than the resolution.

2.4    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

2.5    NOTICE. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, electronic transmission, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee, or (d) when electronically transmitted to the shareholder in a manner authorized in writing by the director. Notice by all other means shall be deemed effective when received by or on behalf of the director.
Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

2.6    WAIVER OF NOTICE. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. Except as set forth below, a waiver of any notice, whether written or by electronic transmission, signed by the director entitled to the notice, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. The waiver must specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.7    QUORUM. At any meeting of the Board of Directors, the presence in person, by telephone or by other electronic means of a majority of the number of directors then in office shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the number of directors fixed in accordance with Section 2.2 of these Bylaws. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

2.8    MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

2.9    MEETING BY TELEPHONE CONFERENCE; ACTION WITHOUT MEETING.

(1)    Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously communicate with each other during the meeting, including by telephone conference or by electronic transmission. Participation in a meeting by this means shall constitute presence in person at the meeting.

(2)    Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by one or more consents, whether written or by electronic transmission, signed by all directors entitled to vote on the matter, and the writing or writings or electronic transmission or transmissions are included in the minutes or filed with the corporate records reflecting the action taken. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

2.10    VACANCIES. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.11    COMPENSATION. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

2.12    PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

2.13    RESIGNATION. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE III

COMMITTEES OF THE BOARD

3.1    COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken.

Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

3.2    CHANGES OF SIZE AND FUNCTION. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

3.3    CONDUCT OF MEETINGS. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

3.4    COMPENSATION. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

4.1    APPOINTMENT. The Board of Directors at its first meeting following its election each year shall appoint a Chairman of the Board of Directors ("Chairman of the Board"), a President and a Secretary. The Board of Directors or the President may appoint any other officers, assistant officers and agents. Any two or more offices may be held by the same person.

4.2    COMPENSATION. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors, or, with respect to officers appointed by the President, as fixed from time to time by the President.

4.3    TERM. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

4.4    REMOVAL. Any officer or agent appointed by the Board of Directors or the President may be removed by the Board of Directors or the President at any time with or without cause.

4.5    CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors.

4.6    CHIEF EXECUTIVE OFFICER. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have the power to execute on behalf of the Corporation all stock certificates, contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors.
The Chief Executive Officer shall from time to time report to the Board of Directors all matters within the Chief Executive Officer's knowledge which should be brought to the attention of the Board of Directors. The Chief Executive Officer shall vote all shares of stock in other corporations owned by the Corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the Corporation with respect to such stock. The Chief Executive Officer shall have any other duties and responsibilities prescribed by the Board of Directors.

4.7    PRESIDENT. The President shall be the chief administrative officer of the Corporation. He or she shall have general responsibility for the management and control of the operations and administration of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chief Executive Officer, the President may execute on behalf of the Corporation all stock certificates, contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervision and direction of all of the other officers (other than the Chief Executive Officer), employees and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors and to the direction of the Chief Executive Officer.
The President shall from time to time report to the Chief Executive Officer and the Board of Directors all matters within the President's knowledge which should be brought to the attention of the Chief Executive Officer and the Board of Directors. The President may vote all shares of stock in other corporations owned by the Corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the Corporation with respect to such stock. The President shall have any other duties and responsibilities prescribed by the Chief Executive Officer and the Board of Directors.

4.8    VICE PRESIDENTS. Each Vice President shall perform duties and responsibilities prescribed by the Board of Directors or the President. The Board of Directors or the President may confer a special title upon a Vice President.

4.9    SECRETARY.

(1) The Secretary shall record and keep the minutes of all meetings of the directors and shareholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors or the President.
(2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors, the President or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

4.10    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge and custody and be responsible for all funds and securities of the Corporation and shall have other duties as prescribed from time to time by the Board of Directors or the President.

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent not prohibited by law, any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding to the fullest extent not prohibited by law. No amendment to these Bylaws that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Articles of Incorporation or any statute, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

ARTICLE VI

ISSUANCE OF SHARES

6.1    ADEQUACY OF CONSIDERATION. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

6.2    CERTIFICATES FOR SHARES.

(1)    Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws; provided that any shares of the Corporation may be uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer. Shares represented by certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one whom shall be the Chairman of the Board, the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares shall be identical.

(2)    Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instructions from the holder of uncertificated shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

(3)    All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon terms prescribed by the Board of Directors. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder's request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

6.3    TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

6.4    OFFICER CEASING TO ACT. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1    CONTRACTS. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

7.2    LOANS. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

7.3    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

7.4    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1    SEVERABILITY. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

8.2    AMENDMENTS. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.

8.3     ELECTRONIC TRANSMISSION. For purposes of these Bylaws, "electronic transmission" means any process of communication that does not directly involve the physical transfer of paper and that is suitable for the recipient to retain, retrieve and reproduce information.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the Washington County Circuit Court located in Washington County, State of Oregon shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the shareholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, (or, if the Washington County Circuit Court does not have jurisdiction, then the U.S. District Court for the District of Oregon, Portland Division, shall be the sole and exclusive forum for such matters). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Amended November 7, 2014